Dominick Davi, CPA
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Certified Public Accountant

22 West 83rd Street, #A, New York, NY 10024
212-799-7214 Fax:

                                                                     May 7, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

I have read Item 4(a) included in the Amendment No. 1 to Form 8-K dated May 7, 2003 of WiseDriver.com, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                              Very truly yours,


                                              /s/Dominick Davi
                                              DOMINICK DAVI, CPA